EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

ICON Capital Corp.:

We consent to the use of our report on ICON Capital Corp., dated June 10, 2004 included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Hays & Company LLP

New York, New York

March 10, 2005